SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      June 14,2002
(Date of earliest event reported)  (June 13, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

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Item 5.  Other Events

On June 13, 2002, the Registrant issued the following press release:

CTC Reports on Recent Investor Presentations
-CTC Provides Summary of Chief Financial Officer's June 10, 2002
Presentation and Company's May 23, 2002 Presentation to Shareholders

Waltham, Mass.  June 13, 2002-CTC Communications Group Inc. (CTC)
(NASDAQ NM: CPTL) reports on recent presentations made to stockholders and investors.

PowerPath(R) Network Updates

-CTC's Fiber Buildout is Substantially Completed with 8,200 Miles of Fiber installed in the Company's Northeast Footprint -Rehoming of CTC Customers to Fiber on Schedule for End of Second
  Quarter, Effecting a Reduction in Operating Expenses by $1
  Million per Month
-Rollout Continues for Local Dial Tone Services with Metro New
  York and New Jersey Scheduled to be Deployed in July
-Processed One Million Minutes of Voice Traffic per Day in Q1 2002 over the CTC PowerPath(R) Network, Confirming Scalability of Telcordia Softswitch
-Future Network Evolution to all IP with Elimination of ATM,
  Resulting in Improved Flexibility and Minimization of Company
  Network Costs

Russ Oliver Vice President of Network Operations reported on the network progress in which he advised that the CTC PowerPath(R) Network continues to operate at a high level of efficiency. Mr. Oliver stated that he is pleased with the scalability of CTC's packet architecture as the Company continues to add customers to the network. He further reported that over 8,200 miles of fiber have been installed in the Company's Northeast footprint over the last two years and the fiber buildout is substantially complete. Over the balance of this year CTC will expand its fiber network closer to customers with additional suburban fiber routes, which will result in improved redundancy for CTC's customers.

Business Operational Updates

- Seventeen Consecutive Quarters of Growth as of Quarter Ending
  March 31, 2002
-All CTC Branches are EBITDA Positive as of March 2002
-Annualized Employee Productivity at $2 Million per Sales
   Representative and $475,000 per Employee
-Over 15,000 Medium and Larger Business Customers with Over 60,000
   Locations
-Continue to Be Pulled up Market to Larger Customers
-Average Customer Size Over 40 Access Lines
-Continued Success Within Vertical Markets Including, Healthcare,
  Banking, Educational and Service Industries

Steve Milton President and Chief Operating Officer for CTC reported that CTC's telecom experience makes CTC a formidable competitor in the marketplace with the advantage of superior technology that includes softswitching. Milton further reported that medium and larger business customers are benefiting everyday from their relationship with CTC through lower monthly communication expenses and dramatically improved levels of customer service. The combination of experience, advanced technology, cost savings to customers and dedicated service have helped to maintain CTC as a market leader in the Northeast.

Business Model Overview

-Introducing New Customers to PowerPath(R) Network
-Continued Migration of Existing Customers to PowerPath(R) Network -Continued Introduction of New IP Based Products
-Completing Fiber Initiative to save $1 Million per Month in
  Operating Expense
-Continuing to Maximize Off-Net Margins
-Continue to Leverage Infrastructure to Drive SG&A Towards 20% of
  Revenue
-The Company Reached EBITDA Positive Status for Month of March

2002 Financial Guidance

-Revenue Target $355-$370 Million
-Margins Target Over 30%
-EBITDA Target $32-$35 Million
-Depreciation of $24-$26 per Quarter
-Interest Expense of $7-$8 Million per Quarter
-Capital Expenditures of $60-$70 Million

John Pittenger E.V.P and Chief Financial Officer of CTC reported that the Company continues to execute a sound strategy in a difficult operating environment. He further stated, CTC has chosen the road less traveled, when compared to competitors and by executing an achievable strategy, CTC will reach its objective of becoming a successful and profitable organization.

Both of the presentations outlined within this release can be accessed via the Company's website at www.ctcnet.com and proceeding to the investors section.

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(R) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 607,000 access lines as of March 31, 2002.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.


The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the provision of local dial tone voice services, reduced costs to customers and reduced Company operating costs, migration of customer's on-net and improved margins and achieve forecasted numbers and become a successful and profitable organization. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

                             #	#	#

Finance Contact:  John Pittenger	Media Contact:Alan Russell
		CTC COMMUNICATIONS		CTC COMMUNICATIONS
		781-466-1302  (t)			781-522-8731 (t)
		pitt@ctcnet.com			arussell@ctcnet.com
		www.ctcnet.com			www.ctcnet.com




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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 14, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration